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                                                                     Exhibit-(j)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 10, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual Report to Shareholders of the Schwab International Index Fund, Schwab Small-Cap Index Fund, Schwab MarketTrack Growth Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, Schwab MarketTrack All Equity Portfolio, Schwab S&P 500 Fund, Schwab Analytics Fund, Schwab Total Stock Market Index Fund, Schwab MarketManager International Portfolio, Schwab MarketManager Growth Portfolio, Schwab MarketManager Balanced Portfolio, Schwab MarketManager Small-Cap Portfolio, Institutional Select S&P 500 Fund, Institutional Select Large-Cap Value Index Fund, Institutional Select Small-Cap Value Index Fund, Communications Focus Fund, Financial Services Focus Fund, Health Care Focus Fund, and Technology Focus Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
San Francisco, California
February 25, 2002